UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

ERHC ENERGY INC.

(Exact name of registrant as specified in its charter)

Colorado	000-17325	88-0218499
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1570	77056
Houston, TX
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 626-4700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

As more fully described in Item 3.02 hereof, as of January 28, 2005, ERHC Energy Inc. (“ERHC”) agreed to cancel that certain Consolidated Convertible Note, dated as of December 15, 2004, in favor of Chrome Energy, LLC, an affiliated entity (“Chrome”), with a principal balance of $10,134,084.42 and accrued interest as of January 28, 2005 of $146,597.17(“Consolidated Note”), and that certain Promissory Note, dated as of December 15, 2004, in favor of Chrome with an original principal amount of $2,500,000 and accrued interest as of January 28, 2005 of $11,986.30 (“Promissory Note,” collectively with the Consolidated Note, the “Notes”). As of February 14, 2005, ERHC has received the entire $2,500,000 principal balance of the Promissory note and is therefore, canceling the Consolidate Note and the Promissory Note by converting the total outstanding principal and accrued interest as of January 28, 2005.

ITEM 3.02.

On January 28, 2005, ERHC agreed, upon the funding of the entire $2,500,000 of the Promissory Note, to issue to Chrome 73,100,962 of unregistered shares of ERHC common stock in conversion of the entire outstanding principal and accrued interest of the Consolidated Note and the Promissory Note. The Consolidated Note was converted at $0.175 per share pursuant to the terms of such note and cancelled in its entirety. The Promissory Note was converted at $0.175 per share pursuant to the terms of such note and cancelled in its entirety. ERHC issued these shares pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended, by Section 4(2).

The information furnished in this Form 8-k shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

After the issuance of the shares pursuant to this conversion of the Notes, the following table and notes thereto set forth certain information regarding beneficial ownership of the common stock:

Name and Address	Shares of common stock Beneficially Owned		Percentage of Voting Power(1)

Sir Emeka Offor (2)	306,091,433	(3)	42.97%	(3)
Nicolae Luca	—		—
Ali Memon	1,000,000	(4)	0.14%	(4)
Chrome Energy, LLC	306,091,433	(3)	42.97%	(3)
First Atlantic Bank	60,641,821	(5)	8.54%
All executive officers and directors as a group	307,091,433		43.05%	(6)

(1) The total amount of outstanding common stock used when calculating the beneficial percentage ownership was 709,897,650 shares, which included 635,843,798 (as reported on the Company’s 10-Q filed for the quarter ended December 31, 2005) plus the 73,100,962 shares issued to Chrome pursuant to the conversion of the Notes and 934,890 shares issued to Chrome pursuant to the restructuring of debt that occurred in December 2004.

(2) Sir Emeka Offor does not directly own any shares of the Company. All shares listed are owned indirectly through Chrome (See Footnote 3).

(3) Sir Emeka Offor is the sole manager of Chrome. As a result of the conversion of the Notes, Chrome owns 306,091,433 shares of Company common stock (includes the shares issued on conversion for the Notes and all shares issued pursuant to the restructure fo debt that occurred in December 2004), and warrants to purchase 2,500,000 shares of the Company’s common stock, of which 1,500,000 expire on October 29, 2008 and have a $0.40 per share exercise price, and 1,000,000 expire in April 2009 and have a $0.25 per share exercise price. Chrome’s beneficial ownership is based on the total outstanding shares of 709,879,650 (See Footnote 1) and Chrome’s warrants to purchase 2,500,000 shares of the Company’s common stock.

(4) Includes an option for 1,000,000 shares immediately exercisable by Mr. Memon. Mr. Memon’s beneficial ownership is based on the total outstanding shares of 709,879,650 ( See Footnote 1) and Mr. Memon’s option to purchase 1,000,000 shares of the Company’s common stock.

(5) These shares are owned by affiliates of First Atlantic Bank, and it is the understanding of the Company that such shares are beneficially owned by First Atlantic Bank.

(6) The beneficial ownership is based on the total outstanding shares of 709,879,650 (See Footnote 1) plus Chrome’s warrants to purchase 2,500,000 shares of the Company’s common stock and Mr. Memon’s option to purchase 1,000,000 shares of the Company’s common stock.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or dispositive power with respect to such shares.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. Inapplicable.

(b)	Pro Forma Financial Information. Inapplicable.

(c)	Exhibits. Inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC Energy Inc.

By:	/s/ Ali Memon
Ali Memon, President

DATE: February 23, 2005